UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 7, 2006
Consolidated Water Co. Ltd.
(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	0-25248	Not Applicable
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)
Regatta Office Park, Windward Three, 4th Floor
West Bay Road, P.O. Box 1114
Grand Cayman KYI-1102, Cayman Islands
(Address of Principal Executive Offices) (Zip Code)
345-945-4277
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-1.1 Underwriting Agreement
EX-99.1 Press Release

Item 1.01. Entry into a Material Definitive Agreement.
     On December 7, 2006, Consolidated Water Co. Ltd. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Janney Montgomery Scott LLC, Boenning & Scattergood, Inc. and Brean Murray, Carret & Co. (the “Underwriters”), relating to the public offering, issuance and sale of 1,500,000 of the Company’s ordinary shares, par value $0.60 per share (the “Firm Shares”). The Company has granted to the Underwriters a 30-day over-allotment option to purchase up to an additional 225,000 shares (the “Option Shares,” together with the Firm Shares, the “Shares”). The public offering price of the Shares is $24.90 per share. The net proceeds from the sale of the Firm Shares, after deducting underwriting discounts and commissions and estimated offering expenses, are expected to be approximately $34.9 million. The Company intends to use the net proceeds from the sale of the Shares to repay existing indebtedness, for capital expenditures and general corporate purposes, and for future acquisitions and strategic investments. The offering of the Firm Shares is expected to close on December 13, 2006.
     The offering of the Shares is being made pursuant to a Registration Statement on Form F-3 (File No. 333-137970), as amended, which was filed with, and declared effective by, the Securities and Exchange Commission.
     A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Cautionary Language Concerning Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements relating to the offering of the Shares including, among other matters, the Company’s ability to complete the offering and its use of net proceeds. These forward-looking statements are based on estimates, projections, beliefs, and assumptions and are not guarantees of future events or results. Actual future events and results could differ materially from these statements as a result of many factors, including uncertainties relating to market conditions for equity securities and the securities of water supply companies in general and for the Company’s ordinary shares in particular, as well as those factors set forth under “Risk Factors” of the Company’s Registration Statement on Form F-3 relating to the offering. The Company undertakes no obligation to update these forward-looking statements to reflect actual results, changes in assumptions or changes in other factors that may affect such forward-looking statements, except as required by law.
Item 8.01. Other Events.
     On December 8, 2006, the Company issued a press release announcing the pricing of the offering of the Shares. A copy of this press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.
1.1	Underwriting Agreement dated as of December 7, 2006 by and among Consolidated Water Co. Ltd., Janney Montgomery Scott LLC, Boenning & Scattergood, Inc. and Brean Murray, Carret & Co.

99.1	Press release dated December 8, 2006 issued by Consolidated Water Co. Ltd.

2

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Consolidated Water Co. Ltd.
Dated: December 8, 2006	By:	/s/ Frederick W. McTaggart
Frederick W. McTaggart
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
No.	Description
1.1	Underwriting Agreement dated as of December 7, 2006 by and among Consolidated Water Co. Ltd., Janney Montgomery Scott LLC, Boenning & Scattergood, Inc. and Brean Murray, Carret & Co.

99.1	Press release dated December 8, 2006 by Consolidated Water Co. Ltd.